Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 12, 2024 relating to the consolidated financial statements of Bulawayo Mining Company Limited (referred to as Greenstone Corporation) (the Company), which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO South Africa Incorporated

BDO South Africa Incorporated

Johannesburg, South Africa

Date: March 12, 2025